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                                                                EXHIBIT 10.108

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                         MID-AMERICAN RESTAURANTS, INC.,

                              HAIG V. ANTRANIKIAN,

                                       AND

                                DENAMERICA CORP.

                          EFFECTIVE AS OF JULY 3, 1996
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                                TABLE OF CONTENTS
Section 1.      Sale and Purchase.................................................  1
        1.1     Assets and Properties to be Sold and Purchased....................  1
                (a)      Leased Properties and Improvements.  ....................  1
                (b)      Personal Property.  .....................................  2
                (c)      Trademarks...............................................  2
                (d)      Telephone Numbers........................................  2
                (e)      Ancillary Assets.  ......................................  2
        1.2     Assets and Properties Not to Be Purchased and Sold................  3

Section 2.      Liabilities.......................................................  3

Section 3.      Purchase Price and Security.......................................  3
        3.1     Amount of Purchase Price. ........................................  3
        3.2     Payment of Purchase Price; Security...............................  3

Section 4.      Seller's Representations and Warranties...........................  4
        4.1     Corporate Status and Authority....................................  4
        4.2     Ownership of Assets and Properties................................  4
        4.3     Statements and Other Documents Not Misleading.....................  4

Section 5.      Buyer's Representations and Warranties. ..........................  4
        5.1     Corporate Status and Authority....................................  4
        5.2     Knowledge Regarding the Business..................................  4
        5.3     Condition of Assets...............................................  5
        5.4     Agreement Not in Breach of Other Instruments.  ...................  5
        5.5     Statements and Other Documents Not Misleading.....................  5

Section 6.      Further Representations and Warranties of Shareholder.............  5

Section 7.      Continuation and Survival of Representations and Warranties.......  5

Section 8.      Seller's Covenants................................................  5

Section 9.      Buyer's and Shareholder's Covenants
                   Regarding Confidential Information and Non-Solicitation........  6
        9.1     Interests to be Protected.........................................  6
        9.2     Non-Solicitation of Buyer and Shareholder.........................  6
        9.3     Non-Solicitation of Seller........................................  6
        9.4     Equitable Relief..................................................  6
        9.5     Restrictions Separable............................................  7

Section 10.     Buyer's and Shareholder's Conditions
                   Precedent to the Closing.......................................  7
        10.1    Compliance With Agreements and Covenants.  .......................  7
        10.2    Accuracy of Representations and Warranties........................  7
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
        10.3      Real Estate Matters...............................................  7
        10.4      Delivery of Documents.............................................  7

Section 11.       Seller's Conditions Precedent to the Closing......................  7
        11.1      Compliance with Agreements and Covenants.  .......................  7
        11.2      Accuracy of Representations and Warranties.  .....................  8
        11.3      Repayment of Indebtedness.........................................  8
        11.4      Consents and Approvals............................................  8
        11.5      Termination Agreement.............................................  8
        11.6      Delivery of Documents.............................................  8

Section 12.       The Closing.......................................................  8
        12.1      Deliveries by Seller.  ...........................................  8
        12.2      Deliveries by Buyer and Shareholder.  ............................  9

Section 13.       Further Assurances................................................  9

Section 14.       Indemnification................................................... 10
        14.1      Indemnification by Seller......................................... 10
        14.2      Indemnification by Buyer and Shareholder.......................... 10
        14.3      Certain Limitations............................................... 10

Section 15.       Brokers and Finders............................................... 10

Section 16.       Post Closing Obligations of Buyer and Shareholder................. 11
        16.1      Transfer of Obligations and Liabilities.  ........................ 11
        16.2      Employees......................................................... 11
        16.3      Maintenance of Purchased Assets and Leased Properties............. 11
        16.4      Covenants in Security Agreement................................... 11
        16.5      Maintenance of Shareholder's Control of Buyer;
                           Transfer of Assets....................................... 11
        16.6      New Leases........................................................ 12

Section 17.       Post Closing Obligations of Seller................................ 12
        17.1      Release of Shareholder Guarantees................................. 12
        17.2      Release of Banque Paribas Liens................................... 12

Section 18.       Termination....................................................... 12
        18.1      Right to Terminate................................................ 12
        18.2      Remedies.......................................................... 12
                  (a)      Proceed to Close......................................... 12
                  (b)      Decline to Close......................................... 13
        18.3      Right to Damages.................................................. 13
        18.4      Return of Documents on Termination................................ 13

Section 19.       General Provisions................................................ 13
        19.1      Definition of Knowledge........................................... 13
        19.2      Notices.  ........................................................ 13
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
        19.3      Public Announcements............................................ 14
        19.4      Binding Nature of Agreement; Assignment......................... 14
        19.5      Entire Agreement................................................ 14
        19.6      Controlling Law................................................. 14
        19.7      Schedules and Exhibits.......................................... 15
        19.8      Indulgences, Not Waivers.,,..................................... 15
        19.9      Attorney's Fees................................................. 15
        19.10     Costs and Expenses.............................................. 15
        19.11     Execution in Counterparts....................................... 15
        19.12     Provisions Separable............................................ 15
        19.13     Number of Days.................................................. 15
        19.14     Construction.................................................... 15
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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into and effective as of 3:00 p.m. Eastern Daylight Time on July 3, 1996 (the "Effective Date") by and among MID-AMERICAN RESTAURANTS, INC., a Georgia corporation ("Buyer"), HAIG V. ANTRANIKIAN ("Shareholder") and DENAMERICA CORP., a Georgia corporation ("Seller").

         A. Seller conducts the business of the ownership and operation of restaurants, including those 23 restaurants operated under the trade names of "Ike's" and "Jerry's," which 23 restaurants are more particularly described on Schedule A hereto (the "Restaurants").

         B. From 1983 to 1986, Shareholder was employed by the prior owner of certain of the Restaurants and performed duties and activities associated with the management and operation of those Restaurants. Since 1986, Shareholder has served as an officer and director of Seller and has performed certain duties and activities associated with the Seller's business, including duties and activities associated with the management and operation of the Restaurants. Accordingly, Shareholder is intimately familiar with the Restaurants, the Purchased Assets and the Liabilities, as those terms are defined below.

         C. Shareholder is the sole shareholder and a director and officer of Buyer.

         D. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Restaurants and certain of the assets associated with the Restaurants, on an "as is" basis, and desires to assume certain lease obligations associated with the Restaurants, all upon the terms and conditions set forth in this Agreement.

         E. Shareholder desires to cause Buyer to perform its obligations under this Agreement and to make certain representations to Seller in connection with the transactions contemplated by this Agreement.

         F. To induce Seller to enter into this Agreement, and as a condition precedent to Seller's obligations hereunder, Seller requires Shareholder and his wife, jointly and severally, to guaranty payment in full by Buyer of the Note (as defined below).

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  SECTION 1.        SALE AND PURCHASE.

                           1.1 ASSETS AND PROPERTIES TO BE SOLD AND PURCHASED.
At the Closing (as defined herein), Seller shall sell to Buyer and Buyer shall purchase from Seller, subject to all the terms and conditions of this Agreement, as of the Effective Date, the following assets and properties of Seller with respect to the Restaurants (the "Purchased Assets") free and clear of all liens, claims, and encumbrances, except as set forth in Schedule 4.2 hereto:

                                    (a) LEASED PROPERTIES AND IMPROVEMENTS. All
of the right, title and interest of Seller in and to the use of the real property parcels and buildings associated with the

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Restaurants (the "Leased Properties") and all other improvements, fixtures, and structures (collectively, the "Improvements") located on, affixed to and/or appurtenant to the Restaurants or the Leased Properties, except to the extent the foregoing are the property of landlords and are subject to the Leases (as defined herein).

                                    (b) PERSONAL PROPERTY. All of the right,
title and interest of Seller in and to any and all personal property utilized in connection with the businesses conducted in the Restaurants, including, but not limited to the (i) mechanical systems, fixtures and equipment comprising a part of or attached to or located at the Restaurants; (ii) pylons and other signs, silverware, glassware, and other utensils and dishes, tables, chairs, chandeliers, lamps, stained or leaded glass, marble tops, fans, televisions, clocks, carpets, drapes, art work, memorabilia, paintings, posters, graphics and other furnishings owned by Seller and comprising a part of or attached to or located in the Restaurants including without limitation, any furnishings located in business offices or party rooms; (iii) maintenance equipment and tools owned by Seller and used in connection with the Restaurants; (iv) stoves, ovens, refrigerators, walk-in cold storage boxes and other kitchen equipment and other machinery, equipment, fixtures, keys, inventory and personal property of every kind and character owned by Seller and held at the Restaurants including food, beverages, spirits, china, silver, glassware, paper goods, food preparation items, uniforms, guest checks and other inventory and supplies in such quantity and quality as is customarily maintained at the Restaurants by Seller, and which are presently located in, on or used in connection with the Restaurants, the Leased Properties or the Improvements or the operations thereon or hereafter acquired in the ordinary course of business, and replacements of inventory or consumables used in the ordinary course of business (collectively, the "Personal Property"); and (v) certain other office equipment listed on Schedule B hereto. Nothing in this section shall be deemed to imply that Seller is transferring any interest in any of Seller's proprietary marks except to the extent set forth in
Section 1.1(c) hereof.

                                    (c) TRADEMARKS. All right, title and
interest of Seller in, to and under those of Seller's trademarks, service marks, trade names and copyrights as set forth on Schedule C.1 hereto, as used in connection with the Restaurants, and any variation thereof or name similar thereto now or heretofore at any time used by Seller in connection with the Restaurants, provided, however, that Seller reserves unto itself and its successors or assigns the right to use those trademarks, service marks, trade names and copyrights as set forth on Schedule C.2 hereto (the "Jerry's Marks"), including the goodwill associated with the Jerry's Marks and including the right to sublicense Seller's rights to use the Jerry's Marks to third parties. Seller's rights to use the Jerry's Marks pursuant to this Section 1.1(c) shall be on a non-exclusive, non-fee basis, and shall remain in effect until cancelled by Seller giving written notice of Seller's intent to cancel its rights to use the Jerry's Marks pursuant to this Section 1.1(c) to Buyer or its successors or assigns.

                                    (d) TELEPHONE NUMBERS. All of Seller's
telephone and facsimile numbers presently used by the Restaurants.

                                    (e) ANCILLARY ASSETS. All permits, licenses,
equipment warranties, certificates of occupancy, governmental approvals, site plans, surveys, plans and specifications, marketing materials and floor plans in the possession of Seller that specifically and only relate to the Restaurants, the Leased Properties, the Improvements or the Personal Property, to the extent transferable.

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                           1.2 ASSETS AND PROPERTIES NOT TO BE PURCHASED AND
SOLD. Notwithstanding anything to the contrary contained in this Agreement, there is excluded from the assets and properties to be transferred pursuant to this Agreement the following:

                                    (a) All cash, bank accounts, notes
receivable, loans receivable, certificates of deposit, investment securities, credit card accounts receivable from sales generated from the Restaurants prior to the Effective Date, deposits and prepaid expenses, and allowances or credits due from vendors, suppliers, or service providers accrued prior to the Effective Date.

                                    (b) Any assets or properties of Seller used
in or with respect to Seller's business that are not explicitly to be transferred to Buyer pursuant to Section 1.1 of this Agreement, including all of Seller's trademarks, service marks, trade names and copyrights as used in Seller's business as now conducted and all licenses pursuant to which Seller may be entitled to use any of the foregoing, except as set forth in Section 1.1(c) of this Agreement.

                  SECTION 2. LIABILITIES. Seller shall be responsible for and shall promptly pay or satisfy all liabilities, obligations, or accruals relating to the operation of the Restaurants prior to the Effective Date, whether such liabilities, obligations or accruals are known or discovered prior to or after the Effective Date. Upon the conveyance, transfer and assignment of the Purchased Assets to Buyer in accordance with this Agreement, Buyer shall assume, and shall thereafter pay or satisfy, as they become due, all liabilities, obligations, or accruals relating to the operation of the Restaurants after the Effective Date (the "Liabilities"). Buyer shall pay, perform or otherwise dispose of all non-delinquent liabilities and obligations of Seller in respect of the Restaurants accruing or relating to the period on or after the Effective Date pursuant to the terms and provisions of all operating contracts, commitments, leases and other agreements. At the Closing Date and/or within a reasonable period of time after the Closing Date (as defined herein), as the case may be, and effective as of the Effective Date, to the extent not otherwise provided for by any other provision of this Agreement, Buyer and Seller shall allocate any obligations or liabilities relating to the Restaurants (such as equipment and other operating lease payments, property tax payments, and the like) consistent with the belief by Buyer and Seller that the obligations, liabilities, or accruals arising from the operation of the Restaurants by Seller prior to the Effective Date are borne by Seller and the obligations, liabilities, or accruals arising from the operation of the Restaurants by Buyer after the Effective Date are borne by Buyer.

                  SECTION 3.        PURCHASE PRICE AND SECURITY.

                           3.1 AMOUNT OF PURCHASE PRICE. As full and complete
payment for the Purchased Assets, Buyer shall pay Seller the aggregate sum of $4,600,000.00 (the "Purchase Price"), payable as set forth in Section 3.2.

                           3.2 PAYMENT OF PURCHASE PRICE; SECURITY. At the
Closing, Buyer shall execute and deliver to Seller Buyer's promissory note in the form set forth in Exhibit 1 (the "Note") for the Purchase Price, in the original principal amount of $4,600,000.00. The Note and the Subleases (as defined below) will contain cross default provisions, and will not permit Buyer to set off amounts, if any, owed by Seller to Buyer pursuant to the terms of this Agreement. Payment of the Note shall be secured by (i) a security agreement by and between Seller and Buyer executed contemporaneously with the execution and delivery of the Note (the "Security Agreement"), in the form set forth in
Exhibit 2; (ii) a Collateral Assignment of Trademarks (the "Collateral Assignment") in the form set forth in Exhibit 3;

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and (iii) a guaranty executed by Shareholder and Shareholder's wife (the
"Guaranty") in the form set forth in Exhibit 4, together with a stock pledge agreement executed by Shareholder securing Shareholder's obligations under the Guaranty (the "Stock Pledge Agreement") in the form set forth as Exhibit 5.

                  SECTION 4. SELLER'S REPRESENTATIONS AND WARRANTIES. To induce Buyer and Shareholder to enter into this Agreement and for the benefit of Buyer and Shareholder, Seller represents and warrants as follows:

                           4.1 CORPORATE STATUS AND AUTHORITY. Seller is a
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as now being conducted. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof have been validly authorized by all necessary corporate action of Seller and this Agreement constitutes the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

                           4.2 OWNERSHIP OF ASSETS AND PROPERTIES. Except as set
forth in and Schedule 4.2, Seller has good title to all of the Purchased Assets. Except as set forth in and Schedule 4.2, all of the Purchased Assets are owned free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims.

                           4.3 STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING.
Neither this Agreement, nor any schedule or exhibit hereto, contains any untrue statement of material fact with respect to Seller or the Restaurants or omits to state a material fact with respect to Seller or the Restaurants required to be stated in order to make such statement, document or other instrument not materially misleading.

                  SECTION 5. BUYER'S REPRESENTATIONS AND WARRANTIES. To induce Seller to enter into this Agreement, Buyer and Shareholder, jointly and severally, each represents and warrants as follows:

                           5.1 CORPORATE STATUS AND AUTHORITY. Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the requisite corporate power and authority to own, operate and lease the Restaurants and the Purchased Assets, and is duly qualified to conduct the business of operating the Restaurants in all jurisdictions where the Restaurants are located. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all appropriate corporate action of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

                           5.2 KNOWLEDGE REGARDING THE BUSINESS. Each of Buyer
and Shareholder hereby acknowledges that Shareholder (i) through his association with the prior owner of certain of the Restaurants, performed duties and activities associated with the management of those Restaurants from 1983 to 1986, and (ii) through his association as an officer and director of Seller, has performed certain duties and activities for and on behalf of Seller since 1986, including duties and activities associated with the management and operation of the Restaurants, and therefore is intimately familiar with the Restaurants, the Purchased Assets, and the Liabilities, and that as a result each of Buyer and Shareholder possesses sufficient knowledge of and information pertaining to the Restaurants to enable each of them to make an informed decision regarding the purchase of the Purchased Assets pursuant to this Agreement.

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                           5.3 CONDITION OF ASSETS. Each of Buyer and
Shareholder hereby acknowledges that Shareholder (i) through his association with the prior owner of certain of the Restaurants, performed duties and activities associated with the management of those Restaurants from 1983 to 1986, and (ii) through his association as an officer and director of Seller, has performed certain duties and for and on behalf of Seller since 1986, including duties and activities associated with the management and operation of the Restaurants, and therefore is intimately familiar with the Restaurants, the Purchased Assets, and the Liabilities, and that as a result each of Buyer and Shareholder has had an opportunity to conduct its or his own physical inspections of the Purchased Assets. Each of Buyer and Shareholder understands that, except to the extent explicitly set forth herein, Seller makes no representations or warranties regarding the Purchased Assets, and Buyer and Shareholder each hereby acknowledges that the Purchased Assets are being sold on an "AS IS, WHERE IS" basis.

                           5.4 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The
execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation and by-laws of Buyer nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description to which Buyer is a party or by which it is bound, or any judgment, decree, order, or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

                           5.5 STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING.
Neither this Agreement, nor any schedule or exhibit hereto, contains any untrue statement of material fact with respect to Buyer and Shareholder or omits to state a material fact with respect to Buyer and Shareholder required to be stated in order to make such statement, document or other instrument not materially misleading.

                  SECTION 6. FURTHER REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

                           To induce Seller to enter into this Agreement, and
for the benefit of Seller, Shareholder further represents and warrants that (i) Shareholder owns all of the shares of common stock of Buyer, constituting all of the issued and outstanding capital stock of Buyer, (ii) Shareholder has full power and authority to execute, deliver and perform this Agreement, and (iii) this Agreement is a legal, valid and binding obligation of Shareholder, enforceable against him in accordance with its terms.

                  SECTION 7. CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                           Each of the representations and warranties contained
in this Agreement shall be true and correct on the date hereof and as of the Effective Date with the same force and effect as if made on and as of that date, except to the extent, if any, that such representations and warranties shall be affected by transactions contemplated by this Agreement. All such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

                  SECTION 8. SELLER'S COVENANTS.

                           Seller agrees that, between the date hereof and the
Closing Date, Seller shall operate the Restaurants only in the regular, ordinary and usual course and manner of Seller's general

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business practices and will maintain all supplies, inventory and consumables at levels reasonably commensurate with those customarily maintained by Seller in its ordinary course of business.

                  SECTION 9. BUYER'S AND SHAREHOLDER'S COVENANTS REGARDING CONFIDENTIAL INFORMATION AND NON-SOLICITATION; SELLER'S COVENANTS REGARDING NON-SOLICITATION

                           9.1 INTERESTS TO BE PROTECTED. The parties
acknowledge that during the term of Shareholder's employment with Seller, Shareholder has performed essential services for Seller, its employees and shareholder. The parties also expressly recognize and acknowledge that (i) the personnel of Seller have been trained by and are valuable to Seller and that if Seller must hire new personnel or retrain existing personnel to fill vacancies it will incur substantial expense in recruiting and training such personnel, and
(ii) the personnel employed at the Restaurants will be valuable to Buyer and that if Buyer must hire new personnel or retrain existing personnel to fill vacancies it will incur substantial expense in recruiting and training such personnel. The parties expressly recognize that should either (a) Buyer and Shareholder or (b) Seller violate the terms of this Section 9 in any manner whatsoever, such violation could seriously impair the goodwill and diminish the value of Seller's or Buyer's respective business. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Seller, Buyer, and their respective shareholder and employees. For these and other reasons, and the fact that there are many other qualified employees available to Buyer to enable it to operate the Restaurants and to Seller to enable it to operate its business, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                           9.2 NON-SOLICITATION OF BUYER AND SHAREHOLDER. Except
for the current employees at the Restaurants and Curt Scalf, Penny Davilla, and Herman Hatfield (collectively, the "Designated Employees"), prior to the Closing and for a period of 12 months after the Closing Date, regardless of the reason therefor, Buyer and Shareholder shall not directly or indirectly, on behalf of Buyer, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire any of Seller's personnel or employees for the purpose of having such employee engage in services that are the same, similar or related to the services that such employee provided for Seller.

                           9.3 NON-SOLICITATION OF SELLER. Prior to the Closing
and for a period of 12 months after the Closing Date, regardless of the reason therefor, Seller shall not directly or indirectly, on behalf of Seller, or on behalf of, or in conjunction with, any other person(s), company, partnership, corporation, or governmental entity, seek to hire any of the Designated Employees or any of Buyer's other employees for the purpose of having such person or persons engage in services that are the same, similar or related to the services that such person or persons provide for Buyer.

                           9.4 EQUITABLE RELIEF. In the event a violation of any
of the restrictions contained in this Section 9 is established, Seller or Buyer, as the case may be, shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Seller may be entitled. In the event of a violation of any provision of Section 9.2 or Section 9.3, the period for which those provisions would remain in effect

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shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                           9.5 RESTRICTIONS SEPARABLE. If the scope of any
provision of this Section 9 is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 9 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                  SECTION 10. BUYER'S AND SHAREHOLDER'S CONDITIONS PRECEDENT TO THE CLOSING.

                           The obligations of Buyer and Shareholder hereunder
and their obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived in writing by Buyer:

                           10.1 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Seller
shall have performed and complied with each of its agreements, covenants and obligations to be performed on or prior to the Closing Date except those calling for performance after the Closing Date.

                           10.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Seller contained in this Agreement shall be true and correct at the Closing Date, with the same force and effect as if made on and as of that date.

                           10.3 REAL ESTATE MATTERS. At the Closing, Buyer and
Seller shall have entered into a master sublease agreement in the form attached hereto as Exhibit 6 (the "Sublease") with respect to each of the Leased Properties. The terms of the Sublease with respect to each of the Leased Properties shall be substantially the same as the terms of the lease between Seller and the respective landlord for each such Leased Property as in effect as of the Closing Date (the "Leases"). Seller shall, to the extent required, have obtained landlord consents to the sublease of the Leased Properties to Buyer, and Buyer shall cooperate with Seller in connection with obtaining all required landlord consents. Buyer's obligations under the Sublease shall be secured by a guaranty executed by Shareholder (the "Sublease Guaranty"), in the form attached as Exhibit 7 hereto.

                           10.4 DELIVERY OF DOCUMENTS. All documents required to
be delivered at the Closing by Seller under Section 12.1 shall have been delivered or tendered at the Closing.

                  SECTION 11. SELLER'S CONDITIONS PRECEDENT TO THE CLOSING.

                           The obligations of Seller hereunder and its
obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived in writing by Seller:

                           11.1 COMPLIANCE WITH AGREEMENTS AND COVENANTS. Buyer
and Shareholder shall have performed and complied with each of their respective agreements, covenants and obligations to be performed hereunder on or prior to the Closing Date except those calling for performance after the Closing Date.

                           11.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Buyer and Shareholder contained in this Agreement shall have been true and correct at the Closing Date, with the same force and effect as if made on and as of that date.

                           11.3 REPAYMENT OF INDEBTEDNESS. Prior to or at the
Closing, Buyer or Shareholder shall have repaid in full all of Shareholder's indebtedness to Seller, together with accrued but unpaid interest thereon through the date of such repayment, under that certain loan by Seller to Shareholder on April 15, 1996, in the initial principal amount of $117,000.

                           11.4 CONSENTS AND APPROVALS. Seller shall have
obtained all necessary consents and approvals from Banque Paribas and any of Seller's other lenders or creditors whose consent or approval is necessary to the performance by Seller of the transactions under this Agreement.

                           11.5 TERMINATION AGREEMENT. At the Closing,
Shareholder and Seller shall have entered into an agreement in the form attached hereto as Exhibit 8 (the "Termination Agreement") whereby (i) the First Amended and Restated Employment Agreement dated July 12, 1995, between Shareholder and Seller shall be terminated, and (ii) all unvested options to purchase Seller's common stock currently held by Shareholder shall be terminated and of no further force and effect.

                           11.6 DELIVERY OF DOCUMENTS. All documents required to
be delivered by Buyer or Shareholder at the Closing under Section 12.2 shall have been delivered or shall be tendered at the Closing.

                  SECTION 12. THE CLOSING.

                           The closing under this Agreement (the "Closing")
shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012-1656, no later than 5:00 p.m. Mountain Standard Time, on July 10, 1996 (subject to the right of either Buyer or Seller, if it has satisfied all of its conditions precedent to the Closing, to extend the Closing for up to 30 days in the event that the other party has not satisfied all of its conditions precedent to the Closing), or at such other date, time and place as may be agreed upon by Seller and Buyer (the "Closing Date").

                           12.1 DELIVERIES BY SELLER. At the Closing, Seller
shall deliver:

                                    (a) Such deeds, bills of sale, instruments
of assignment, and other instruments and documents as may be necessary to convey to Buyer title to all the applicable assets and properties to be transferred hereunder, including a Bill of Sale, Assignment and Assumption Agreement (the "Bill of Sale") in the form attached as Exhibit 9 hereto.

                                    (b) The certificate of the Secretary of
Seller certifying to the resolutions constituting all necessary corporate action by the board of directors of Seller to authorize or ratify the consummation of the transactions provided for herein.

                                    (c) The Sublease.

                                    (d) The Termination Agreement.

                                    (e) The Security Agreement.

                                    (f) Copies of all consents or approvals
described in Section 11.4.

All certificates and other documents delivered by Seller shall be in form reasonably satisfactory to Buyer and counsel for Buyer.

                           12.2 DELIVERIES BY BUYER AND SHAREHOLDER. At the
Closing, Buyer and Shareholder shall deliver:

                                    (a) The Note, the Security Agreement, the
Guaranty, and the Stock Pledge Agreement, together with certificates representing all of the outstanding shares of capital stock of Buyer.

                                    (b) UCC financing statements, documents to
be filed with the United States Patent and Trademark Office, including the Collateral Assignment, and such other documents as may be necessary to perfect Seller's security interests granted pursuant to the Security Agreement.

                                    (c) The Certificate of Buyer's Secretary
certifying to the resolutions constituting all necessary action by the board of directors and by the shareholder of Buyer to authorize the consummation of the transactions provided for herein.

                                    (d) The Sublease and Sublease Guaranty.

                                    (e) The Termination Agreement.

                                    (f) The Bill of Sale.

                                    (g) A Certificate of Good Standing (or
Qualification) from the Secretary of State of the State of Georgia and of each other state in which the Restaurants are located where the Buyer is required to be qualified, each such certificate dated within 5 days prior to the Closing, or other evidence of such qualification that shall be satisfactory to Seller in its sole discretion.

All certificates and other documents delivered by Buyer and Shareholder shall be in form reasonably satisfactory to Seller and counsel for Seller.

                  SECTION 13. FURTHER ASSURANCES.

                           Seller, Buyer, and Shareholder shall execute and
deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements.

Buyer and Seller shall use their respective best efforts to obtain any approvals or consents of third parties that may be required in order to consummate the transactions contemplated by this Agreement. To the extent that the terms of any contract, commitment, lease, or other agreement to which Seller is a party and that is to be assigned or transferred to Buyer pursuant to this Agreement (each, an "Other Agreement") requires the consent of any other party to such assignment or transfer, Seller and Buyer shall use their respective best efforts to obtain such consent, except that, notwithstanding the failure of Seller to obtain any one or more consents to any Other Agreement as of the Effective Date (a) Buyer shall be responsible for all payments, obligations, and other liabilities arising under each Other Agreement after the Effective Date, and (b) Seller's failure to obtain any of such consents shall not constitute a breach by Seller of any representation, warranty or covenant made by Seller in this Agreement.

                  SECTION 14. INDEMNIFICATION.

                           14.1 INDEMNIFICATION BY SELLER. If at any time
hereafter it is determined that any representation, warranty or covenant of Seller contained in this Agreement or in any schedule, exhibit or document delivered pursuant hereto was materially incomplete, incorrect or untrue, or that Seller breached any covenant or agreement contained in this Agreement, Seller shall promptly pay Buyer the amount of the loss, expense or damage suffered or incurred by Buyer that would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached. Seller shall indemnify and hold Buyer and its employees, agents, and representatives harmless for, from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' and accountants' fees) caused by, arising out of or otherwise related to the ownership of the Purchased Assets and the operation of the Restaurants prior to the Effective Date.

                           14.2 INDEMNIFICATION BY BUYER AND SHAREHOLDER. If at
any time hereafter it is determined that any representation, warranty or covenant of Buyer or Shareholder (or either of them) contained in this Agreement or in any certificate, schedule, exhibit or document delivered pursuant hereto was materially incomplete, incorrect or untrue, or that Buyer or Shareholder (or either of them) breached any covenant or agreement contained in this Agreement, Buyer and Shareholder, jointly and severally, shall promptly pay Seller the amount of the loss, expense or damage suffered or incurred by Seller that would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached. Buyer and Shareholder, jointly and severally, shall indemnify and hold Seller, and its employees, agents, and representatives harmless for, from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' and accountants' fees) caused by, arising out of or otherwise related to the ownership of the Purchased Assets and operation of the Restaurants subsequent to the Effective Date.

                           14.3 CERTAIN LIMITATIONS. The rights of
indemnification provided for under this Section 14 are intended to be and shall constitute the sole and exclusive remedy of any party hereto for any breach of any representation, warranty, or covenant contained in this Agreement or the operation of the Restaurants. The obligations of a party to indemnify any other party under Sections 14.1 and 14.2 shall survive until the first anniversary of the Closing Date, except that an indemnifying party's obligations shall continue as to any matter to which a claim identified as a claim for indemnification pursuant to this Agreement is submitted in writing to the indemnifying party prior to the first anniversary of the Closing Date.

                  SECTION 15. BROKERS AND FINDERS.

                           Each of the parties hereto represents and warrants to
the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which may entitle that person to a fee or commission from any other party hereto. Each of the parties shall indemnify and hold the other harmless for, from and against any claim, demand or damages whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other parties to this Agreement.

                  SECTION 16. POST CLOSING OBLIGATIONS OF BUYER AND SHAREHOLDER.

                           16.1 TRANSFER OF OBLIGATIONS AND LIABILITIES. Within
seven days after the Closing Date, Buyer shall have made such arrangements as may be necessary to transfer any obligations or liabilities relating to the Restaurants, including, but not limited to, telephone bills and utility charges.

                           16.2 EMPLOYEES. Buyer shall offer employment to all
employees employed at the Restaurants by Seller immediately prior to the Closing (the "Continuing Employees") at a comparable rate of pay or salary existing immediately prior to the Closing Date. Nothing in this Agreement shall limit in any way the right of Buyer to change such rate of pay or salary or to terminate the employment of such Continuing Employees after the Closing Date. Seller shall be responsible for all obligations and liabilities of Seller with respect to the Continuing Employees prior to the Closing Date, including all such obligations of Seller for salaries, vacation and holiday pay, severance payments, bonuses, retirement benefits, welfare benefits and other forms of compensation, benefits or other payments or liabilities of Seller arising under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986.

                           16.3 MAINTENANCE OF PURCHASED ASSETS AND LEASED
PROPERTIES. At all times subsequent to the date of this Agreement during which any of the Purchased Assets serve as collateral or security under the Security Agreement for any outstanding amount of principal or accrued but unpaid interest under the Note, Buyer shall keep the Purchased Assets in the same operating condition as of the date hereof, normal wear and tear excepted, and Buyer shall perform, at Buyer's sole cost and expense, all customary repairs and maintenance necessary to maintain the Purchased Assets in such condition.

                           16.4 COVENANTS IN SECURITY AGREEMENT. At all such
times as any amount of principal or accrued but unpaid interest under the Note shall remain outstanding, Buyer shall, and Shareholder shall cause Buyer to, comply with all of Buyer's covenants set forth in the Security Agreement.

                           16.5 MAINTENANCE OF SHAREHOLDER'S CONTROL OF BUYER;
TRANSFER OF ASSETS. So long as any principal or accrued but unpaid interest remains outstanding under the Note, (i) Buyer shall not (and shall not permit any subsidiary to) make or declare any distributions or dividends to shareholder (other than year-end distributions to Shareholder and/or his wife in an amount not to exceed their respective income tax liability arising as a result of Buyer's status as a S corporation, if applicable) or issue any shares of its capital stock or grant any option, warrant or other right to purchase or to convert any obligation into shares of Buyer's capital stock in an amount that, in the aggregate, would reduce Shareholder's ownership of the combined voting power of Buyer's equity securities to an amount less than 51% of Buyer's voting stock on a fully diluted basis; (ii) Shareholder shall not, directly or indirectly, sell, offer to sell, pledge, transfer, assign or otherwise dispose of or grant any option or other right to acquire Shareholder's shares of Buyer's capital stock in an amount that, in the aggregate, would reduce Shareholder's ownership of the combined voting power of Buyer's equity securities to less than 51% of Buyer's voting stock on a fully diluted basis; and (iii) without the prior written consent of Seller, Buyer shall not (and shall not permit any subsidiary to), and Shareholder shall not cause or permit Buyer or any of its subsidiaries to, directly or indirectly, sell, offer to sell, pledge, transfer, assign or otherwise dispose of or grant any option or other right to acquire any of the Restaurants, the Purchased Assets, or any other assets of Buyer or any of its subsidiaries, other than assets disposed of in the ordinary course of business associated with the operation of the Restaurants.

                           16.6 NEW LEASES. Subject to the terms of the
Sublease, as soon as practicable after the Closing Date, Buyer and Shareholder shall use their best efforts to enter into a new lease (a "New Lease") for each of the Leased Properties, such that Seller's Lease with respect to each of the Leased Properties shall be cancelled or terminated and Seller shall be released from all of its duties and obligations under such Lease immediately upon the effectiveness of the New Lease for such Leased Property. So long as any amount of principal, interest or any other obligation remains outstanding under the Note, each New Lease shall contain provisions, satisfactory to Seller, permitting any of Seller's secured creditors to place a leasehold mortgage upon all of Buyer's leasehold interests under such New Lease.

                  SECTION 17. POST CLOSING OBLIGATIONS OF SELLER.

                           17.1 RELEASE OF SHAREHOLDER GUARANTEES. As soon as
practicable after the Closing, Seller shall use its best efforts to obtain the termination of or the release of Shareholder from any and all guarantees of Seller's indebtedness or other obligations to third parties.

                           17.2 RELEASE OF BANQUE PARIBAS LIENS. As soon as
practicable after the Closing, Seller shall use its best efforts to obtain from Banque Paribas (i) a release of all UCC financing statements filed by Banque Paribas with respect to any of the Purchased Assets or Restaurants; and (ii) agreements relating to non-disturbance and attornment with respect to any of the Leased Properties that are subject to Banque Paribas' leasehold mortgages in the event of a default by Seller under its existing credit facility with Banque Paribas, as such may be amended from time to time.

                  SECTION 18. TERMINATION

                           18.1 RIGHT TO TERMINATE. Notwithstanding anything to
the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time after July 31, 1996 (a) by Seller if the conditions precedent set forth in Section 8 are not satisfied or waived in writing by Seller; or (b) by Buyer if the conditions precedent set forth in
Section 9 are not satisfied or waived in writing by Buyer.

                           18.2 REMEDIES. No party shall be limited to the
termination right granted in Section 18.1 hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                                    (a) PROCEED TO CLOSE. Proceed to Closing
despite the nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

                                    (b) DECLINE TO CLOSE. Decline to proceed to
Closing, terminate this Agreement as provided in Section 18.1 hereof, and thereafter seek damages as limited by, and only to the extent permitted in,
Section 18.3 hereof.

                           18.3 RIGHT TO DAMAGES. If this Agreement is
terminated pursuant to this Section 18, no party hereto shall have any liability or obligation to the other; provided, however, that each party shall remain liable for (a) any willful breach of any of such party's representations, warranties and covenants contained in this Agreement, and (b) any willful failure by the party to perform any of its or their obligations or agreements contained in this Agreement, in which case the party shall be liable for all of the other parties' out-of-pocket costs and expenses which were incurred in connection with the negotiations and preparation of this Agreement and all of the other documents related to this transaction and those costs and expenses which are incurred by the other party in pursuing such rights and remedies (including reasonable attorneys' fees), in an amount not to exceed $25,000.00.

                           18.4 RETURN OF DOCUMENTS ON TERMINATION. In the event
of a termination, (i) Buyer and Shareholder agree to return to Seller any and all documents and copies and extracts therefrom that Buyer or Shareholder obtained pursuant to this Agreement, and (ii) Seller agrees to return to Buyer or Shareholder any and all documents and copies and extracts therefrom that Seller obtained pursuant to this Agreement.

                  SECTION 19. GENERAL PROVISIONS.

                           19.1 DEFINITION OF KNOWLEDGE. As used in this
Agreement, (i) the term "knowledge" with respect to any natural person shall mean such person's actual knowledge, without inquiry, and (ii) the term "knowledge" with respect to any corporation shall mean the actual knowledge, without inquiry, of such corporation's executive officers.

                           19.2 NOTICES. All notices, requests, demands and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of a facsimile or of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                                    (a) If to Buyer or Shareholder:

                                        Mid-American Restaurants, Inc.
                                        1650 Gladewood Drive
                                        Alpharetta, Georgia 30202
                                        Attention:  President
                                       with a copy to:

                                       Cashin, Morton & Mullins
                                       Two Midtown Plaza, Suite 1900
                                       1360 Peachtree Street, N.E.
                                       Atlanta, Georgia 30309-3214
                                       Attention:  D. Tully Hazell, Esq.
                                       (404) 877-9217
                                       (404) 870-1529 (fax)

                                   (b) If to Seller:
                                       DenAmerica Corp.
                                       7373 N. Scottsdale Road
                                       Suite D-120
                                       Scottsdale, Arizona 85253
                                       Attention:  President

                                       with a copy to:

                                       O'Connor, Cavanagh, Anderson,
                                       Killingsworth & Beshears, P.A.
                                       Suite 1100
                                       One East Camelback
                                       Phoenix, Arizona 85012
                                       Attention:  Robert S. Kant, Esq.
                                       (602) 263-2606
                                       (602) 263-2900 (fax)

                           Any party may alter the address to which
communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                           19.3 PUBLIC ANNOUNCEMENTS. Any public announcement or
similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Seller and Buyer mutually agree upon. Notwithstanding the foregoing, prior to the Closing, unless consented to by Seller in advance, each of the parties to this Agreement shall, and shall cause their officers, directors, shareholder, managers, employees, partners and affiliates to, keep this Agreement strictly confidential and shall not make any disclosure of this Agreement to any person except to the extent required to comply with the terms of this Agreement; provided, however, that Seller may make any public disclosure that it believes in its good faith to be required by applicable law or the regulations of the Securities and Exchange Commission or the American Stock Exchange.

                           19.4 BINDING NATURE OF AGREEMENT; ASSIGNMENT. This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its or his rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement is intended to confer any rights or benefits to any third party.

                           19.5 ENTIRE AGREEMENT. This Agreement together with
the exhibits and schedules hereto contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           19.6 CONTROLLING LAW. This Agreement and all
questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

                           19.7 SCHEDULES AND EXHIBITS. All Schedules and
Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                           19.8 INDULGENCES, NOT WAIVERS. Neither the failure
nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                           19.9 ATTORNEY'S FEES. The party prevailing in any
legal proceeding hereunder shall be entitled to recover from the other party or parties all costs, expenses and attorney's fees incurred in connection with the enforcement of its rights and remedies. For the purpose of this Section 19.9 the "prevailing party" shall mean, in the case of the claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of a defendant or respondent, one who is successful in denying substantially all of the relief sought by a claimant.

                           19.10 COSTS AND EXPENSES. Except for sales taxes
incurred as a result of the transfer of the Purchased Assets to Buyer, which shall be borne by Seller, and except as set forth in Section 18, each party shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation and preparation of this Agreement and the Closing under this Agreement and all matters incident thereto.

                           19.11 EXECUTION IN COUNTERPARTS. This Agreement may
be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

                           19.12 PROVISIONS SEPARABLE. The provisions of this
Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           19.13 NUMBER OF DAYS. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and bank holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or bank holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or bank holiday.

                           19.14 CONSTRUCTION. The parties hereto acknowledge
that each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and that each of them and its counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits or schedules hereto or thereto.

                      [THE REMAINDER OF THIS PAGE HAS BEEN
                           INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                  BUYER:

                                  MID-AMERICAN RESTAURANTS, INC.,
                                  a Georgia corporation

                                  By:__________________________________________
                                  Its:_________________________________________

                                  SHAREHOLDER:

                                  _____________________________________________
                                  Haig V. Antranikian

                                  SELLER:

                                  DENAMERICA CORP., a Georgia corporation

                                  By:__________________________________________
                                  Its:_________________________________________

                                 SCHEDULE "A"

                                 RESTAURANTS

23       Ike's                               403      Ike's
         180 Mansfield Road                           2996 W. Park Dr.
         Shelby, Ohio                                 Hunington, Indiana

30       Ike's                               408      Ike's
         R.D. 4 Box 163                               SR 59 & 42 S
         Willard, Ohio                                Brazil, Indiana

47       Ike's                               453      Ike's
         11 Koogle Road                               I-70 & Rt. 1.S.
         Mansfield, Ohio                              Marshall, Illinois

57       Ike's                               707      Ike's Diner
         2228 Shawnee Road                            283 Benedick Ave.
         Lima, Ohio                                   Norwalk, Ohio

76       Ike's                               710      Ike's
         325 S. Whitewoman St.                        846 Coshocton Rd.
         Coshocton, Ohio                              Mt. Vernon, Ohio

78       Ike's                               1012     Jerry's
         900 S. Vance Street                          4710 E. National Rd.
         Carey, Ohio                                  Richmond, Indiana

79       Ike's                               1018     Jerry's
         100 E. McCauley Dr.                          4832 Dixie Hwy
         Uhrichsville, Ohio                           Louisville, Kentucky

90       Ike's                               1024     Jerry's
         308 N. Main St.                              660 Interstate Dr.
         Bellefontaine, Ohio                          Bowling Green, Kentucky

96       Ike's                               1025     Jerry's
         1137 Buck Road                               5265 Athens Boonesboro Rd
         Rossford, Ohio                               Lexington, Kentucky

1040     Jerry's
         8408 Preston Hwy
         Louisville, Kentucky

1044     Jerry's
         240 N. Dixie Rd.
         Radcliffe, Kentucky

1045     Jerry's
         654 E. Dixie Ave.
         Elizabethtown, Kentucky

1046     Jerry's
         1415 Broadway
         Clarksville, Indiana

1055     Jerry's
         1309 W. Lexington Ave.
         Winchester, Kentucky

                                  SCHEDULE C.1

                                   TRADEMARKS

                                          FEDERAL            REGISTRATION
                                        REGISTRATION          EXPIRATION
         MARK                              NUMBER                DATE
         ----                           ------------         ------------
Jerry's                                   1,145,937           01-13-2001

J-Boy                                     0,811,443           07-19-2006

Jerry's Drive-In                          0,660,436           04-08-1998

Jerry's Restaurant                        0,743,137           01-01-2003

Ike's Great American Restaurants       Not registered

Ike's Great American Diner             Not registered

                                  SCHEDULE C.2

                                  JERRY'S MARKS

                                 FEDERAL              REGISTRATION
                               REGISTRATION            EXPIRATION
         MARK                    NUMBER                  DATE
         ----                  ------------           ------------
Jerry's                          1,145,937             01-13-2001

J-Boy                            0,811,443             07-19-2006

Jerry's Drive-In                 0,660,436             04-08-1998

Jerry's Restaurant               0,743,137             01-01-2003